Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”) dated as of February 4, 2016, is by and among Rock Creek Pharmaceuticals, Inc., a Delaware corporation with offices located at 2040 Whitfield Avenue, Suite 300, Sarasota, Florida 34243 (the “Company”), and the party identified as “Buyer” on the signature page hereto (“Buyer”).

RECITALS

A.                The Company and Buyer are parties to a Securities Purchase Agreement, dated October 14, 2015 (the “Securities Purchase Agreement”), pursuant to which the Company issued and sold to the Buyer a Senior Secured Convertible Note of the Company, dated October 15, 2015, in the aggregate original principal amount of $____________ (the “Note).

B.                 Pursuant to the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement, dated October 15, 2015 (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale the shares issuable upon the conversion of the Note upon the terms and conditions specified in the Registration Rights Agreement.

C.                 The Company desires to make certain amendments to the Securities Purchase Agreement, Note, and Registration Rights Agreement upon the terms and conditions specified herein.

D.                This Agreement is contingent upon, and will not become effective unless and until, a form of this Agreement is executed and delivered by the Required Holders (as defined in the Note).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer hereby agree as follows:

1.                  CERTAIN DEFINITIONS. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement, Note, or Registration Rights Agreement, as applicable.

2.                  AMENDMENTS TO THE REGISTRATION RIGHTS AGREEMENT.

a.                   Recital A of the Registration Rights Agreement is hereby amended by adding “, as may be amended from time to time” following “October 14, 2015”

b.                  Section 1(d)(i) of the Registration Rights Agreement is hereby amended by deleting said clause in its entirety and replacing it with the following: “(i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of (A) February 16, 2016, and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and”

c.                   Section 1(i) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following: ““Registrable Securities” means (i) the Conversion Shares issuable pursuant to the Class A Notes, and (ii) any capital stock of the Company issued or issuable with respect to such Conversion Shares, or the Class A Notes, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock (as defined in the Class A Notes) are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Class A Notes) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Class A Notes; provided however, that all such securities shall cease to be Registrable Securities at such time as they (x) have been resold under a Registration Statement or pursuant to Rule 144 promulgated under the 1933 Act or (y) are eligible to be resold pursuant to Rule 144 promulgated under the 1933 Act without the need for current public information required by Rule 144(c)(1).”

d.                  Section 1(l) is hereby amended by adding the following at the end of said section: “Notwithstanding the foregoing, unless and until the Company is permitted to register additional shares for resale upon conversion of the Notes, the term “Required Registration Amount” shall mean up to 3,626,917 shares of the Company’s Common Stock which may be issued upon conversion of up to $3,500,000 in principal amount and interest thereon under the Class A Notes.”

e.                   Buyer hereby permanently waives any and all Registration Delay Penalties and any other remedies available at law or in equity arising out of an Effectiveness Failure or Maintenance Failure that may have accrued under the Registration Rights Agreement through and including the date of this Amendment.

3.                  AMENDMENTS TO THE NOTE.

a.                   The last subsection of Section 14 of the Note (currently numbered “a”), is hereby renumbered as “(q)” in the Note, and after giving effect to such re-numbering amendment, Section 14(q)(i) of the Note is hereby amended by deleting said section in its entirety and replacing it with the following:

“(i) Minimum Cash Test. So long as this Note is outstanding and beginning on the first day after the first Monthly Release is made (and for so long as Monthly Releases continue to be made under this Note thereafter), the Company’s Available Cash shall at all times equal or exceed $500,000 (the “Minimum Cash Test”).”

Buyer hereby permanently waives any breach by the Company of Section 14(q)(i) of the Note that may have occurred prior to the date of the foregoing amendments to Section 14(q)(i).

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b.                  Section 19 of the Note is hereby amended by adding a new subsection (e) as follows:

“(e) Effective on the Initial Effective Date and pursuant to Section 19(c) of this Note, Holder shall be deemed to have agreed to split its Note into two Notes (the “New Notes”). To give effect to such Agreement, no later than February 19, 2016, Holder shall either (i) tender its Note to the Company, or (ii) tender an affidavit that it has permanently destroyed its Note, in exchange for two Notes, one with a principal amount to be equal to its Holder Pro Rata Amount of $3,500,000 (the “Class A Notes”) and the second (the “Class B Notes”) to equal the balance of the principal amount of the Note on the Initial Effective Date after giving effect to the reduction of Principal as a result of the aggregate principal amount previously paid as part of the Prior Payments (as defined below). The Company shall issue the New Notes within two Business Days of the date of receipt of the original Note or affidavit. Holder and the Company understand and acknowledge that the Company shall only issue Conversion Shares eligible for resale under the initial Registration Statement upon conversion of the principal and interest of the Class A Notes and shall issue an irrevocable instruction letter to the Transfer Agent to that effect. “Prior Payments” mean (i) the payment previously made by the Company under the Note on January 26, 2016, comprising the Holder Pro Rata Amount of an aggregate payment of Principal of $1,000,000, Interest of $106,666.67, and Make-Whole Amount of $217,777.78, and (ii) the payment made by the Company under the Note on February 4, 2016, comprising the Holder Pro Rata Amount of an aggregate prepayment of Principal of $2,000,000, Interest of $263,555.55, and Make-Whole Amount of $413,333.34.”

c.                   Section 32(t) of the Note is hereby amended by deleting said section in its entirety and replacing it with the following:

“(t) “Control Account Release Event” means, as applicable, (i) with respect to any Restricted Principal designated to be converted in a Conversion Notice, the Company’s receipt of both (A) such Conversion Notice hereunder executed by the Holder in which all, or any part, of the Principal to be converted includes any Restricted Principal and (B) written confirmation by the Holder that the shares of Common Stock issued pursuant to such Conversion Notice have been properly delivered in accordance with Section 3(c) (in each case, as adjusted, if applicable, to reflect the withdrawal of any Conversion Notice, in whole or in part, by the Holder, whether pursuant to Section 3(c)(ii) or otherwise), (ii) the Company’s receipt of a notice by the Holder electing to effect a release of cash with respect to any Restricted Principal to the Company, (iii) with respect to the Holder Pro Rata Amount of $500,000, the occurrence of the Initial Filing Date (as defined in the Registration Rights Agreement), (iv) with respect to the Holder Pro Rata Amount of $1,000,000, the occurrence of a Positive UK Trial Outcome, (v) with respect to the Holder Pro Rata Amount of $1,000,000, the date on which the Company and Holder execute that certain Amendment Agreement, dated February 4, 2016 (the “Amendment Agreement”), and (iv) on April 16, 2016 and the 11th Trading Day of each calendar month thereafter, the lesser of (x) the amount of Restricted Principal then outstanding hereunder and (y) the Holder Pro Rata Amount of $1,000,000; provided, in the case of clauses (iii), (iv), (v) and (vi) above, as of such date of determination, no Equity Conditions Failure then exists (“Monthly Releases”).”

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d.                  Section 32(rr) of the Note is hereby deleted and replaced with the following: “(rr) “Major Market” means any Eligible Market.”

4.                  CERTAIN WAIVERS. Buyer hereby waives any Equity Conditions Failure that may have occurred under the Note through and including the date of this Agreement. Furthermore, Buyer hereby waives any default under the Note arising under the Company’s failure to timely make the Prior Payment that was actually paid on January 26, 2016. Buyer further permanently waives the covenants and provisions set forth in Section 3(d)(ii) of the Note and Section 4(z) of the Securities Purchase Agreement.

5.                  NO FURTHER AMENDMENTS. Except as specifically set forth in this Agreement, all terms of the Securities Purchase Agreement, Notes, and Registration Rights Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

6.                  Fees. The Company shall reimburse Kelley Dyre & Warren LLP (counsel to the lead Buyer), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $10,000 (in addition to any expense reimbursement payable to Kelley Drye & Warren LLP pursuant to the Registration Rights Agreement).

7.                  MISCELLANEOUS. All provisions of Article 9 of the Securities Purchase Agreement are incorporated herein by reference mutatis mutandis; provided, however, that any amendment of this Agreement shall require the consent of the undersigned. All references herein and in the Securities Purchase Agreement, Registration Rights Agreement, Notes and Warrants to the Securities Purchase Agreement, Registration Rights Agreement and Notes shall mean, respectively, the Securities Purchase Agreement, Registration Rights Agreement and Notes, each as amended by this Agreement. For the purposes of Rule 144 of the Securities Act, the Company acknowledges and agrees that the holding period of the Note (which commenced on October 15, 2015) may be tacked onto the holding period of the New Notes, and the Company agrees not to take a position contrary thereto or inconsistent therewith. Furthermore, the Company and Buyer agree that the amendments to the Note set forth herein do not constitute the offer and sale of a new security, but in the event that any regulatory authority makes a contrary determination, then the deemed new security represented by the amendments set forth herein shall have been issued in exchange for the Note in an exchange pursuant to Rule 144(d)(3)(ii) under the Securities Act and Section 3(a)(9) of the Securities Act.

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8.                  DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, publicly issue a Current Report on Form 8-K disclosing all material terms of this Agreement. As of the date of the issuance of the Form 8-K, the Buyer shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. In addition, effective upon the issuance of the Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express written consent of the Buyer. To the extent that the Company delivers any material, non-public information to the Buyer without the Buyer's consent, the Company hereby covenants and agrees that the Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.

9.                  SETTLEMENT DOCUMENT. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Holder (as defined in the Notes) with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Holder than those of the Buyer as set forth in this Agreement. If, and whenever on or after the date hereof, the Company enters into a new Settlement Document, then (i) the Company shall provide notice thereof to the Buyer immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Buyer or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Buyer shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such new Settlement Document, provided that upon written notice to the Company at any time the Buyer may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Buyer as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Buyer. The provisions of this Section 9 shall apply similarly and equally to each Settlement Document.

[signatures follow]

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IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

“Company” ROCK CREEK PHARMACEUTICALS, INC.

By:
Name:
Title:
“Buyer”

By:
Name:
Title:

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